Exhibit 5

[UNION PACIFIC LETTERHEAD]

February 12, 2018

Union Pacific Corporation

1400 Douglas Street

Omaha, Nebraska 68179

Ladies and Gentlemen:

I am Associate General Counsel of Union Pacific Corporation, a Utah corporation (the “Company”), and I am rendering this opinion in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) unsecured debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under one or more of the indentures referred to in the Registration Statement (the “Indentures”) between the Company and Wells Fargo Bank, National Association, as successor to Citibank, N.A. and the Company and The Bank of New York Mellon Trust Company, N.A., as successor to the Bank of New York Mellon (formerly The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank) (Wells Fargo Bank National Association and The Bank of New York Mellon Trust Company, N.A., each as trustee, the “Trustee”), (ii) preferred stock of the Company, no par value, (the “Preferred Stock”), in one or more series, (iii) securities warrants of the Company (the “Warrants”) to purchase Debt Securities and Preferred Stock, and (iv) common stock of the Company, $2.50 par value per share (the “Common Stock”). The Debt Securities, the Preferred Stock, the Warrants and the Common Stock are collectively referred to herein as the “Offered Securities.”

I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Revised Articles of Incorporation and the By-laws of the Company, each as amended to the date hereof (the “Charter Documents”), (ii) resolutions adopted by the board of directors of the Company, (iii) the forms of each of the Indentures included as exhibits to the Registration Statement, (iv) the form of Registration Statement relating to the Offered Securities and (v) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to my opinion, I have made no independent investigation of such facts and have relied, to the extent that I deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

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In rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by me is true and correct, (ii) all signatures on all documents examined by me are genuine, (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by me had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by me had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me, (x) with respect to Debt Securities, the applicable Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the SEC with respect to such Trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (xiii) with respect to Common Stock or Preferred Stock offered, there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance.

I have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Utah) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Offered Securities. I have also assumed that the Offered Securities and each of the Indentures will be executed and delivered in substantially the form reviewed. In addition, I have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of their respective obligations under, the Indentures and the Offered Securities will not, violate, conflict with or constitute a default under (i) the Charter Documents of the Company, or any agreement or other instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. I have also assumed that (i) prior to the issuance of any Offered Securities, each of the Indentures and each certificate or

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other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Utah law, (ii) the choice of New York law in each of the Indentures is legal and valid under the laws of any other applicable jurisdictions, (iii) the execution and delivery by the Company of each of the Indentures and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Utah, and (iv) the Company will have otherwise complied with all aspects of the laws of the State of Utah in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based on the foregoing, I am of the opinion that:

1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Offered Debt Securities have been authorized, offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants which, by their terms, are convertible, exercisable or exchangeable for Debt Securities), will be binding obligations of the Company.

2. With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the board of directors of the Company authorizes by resolution the terms for the issuance of the Offered Preferred Stock and an amendment to the articles of incorporation has been duly authorized and executed by the Company and filed with the Department of Commerce, Division of Corporations of the State of Utah, (ii) the Offered Preferred Stock has been authorized for the sale by the Company, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Offered Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants which, by their terms, are convertible, exercisable or exchangeable for Preferred Stock) will be validly issued, fully paid and nonassessable.

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3. With respect to Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Offered Warrants have been authorized for the sale by the Company, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Warrants have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants will be binding obligations of the Company.

4. With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized for sale by the Company, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock (including Common Stock duly issued upon conversion or exchange of Debt Securities or Preferred Stock in which, by their terms, are convertible or exchangeable for shares of Common Stock) will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

I express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

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The foregoing opinions are limited in all respects to the corporate laws of the State of Utah, the laws of the State of New York and the federal laws of United States of America, in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under such laws, and I do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ James J. Theisen, Jr.